(Dollars in thousands)	3Q 2004	3Q 2003	$ Change 3Q 04 vs 3Q 03	% Change 3Q 04 vs 3Q 03
Average Loans
Retail	$26,820,343	$23,291,929	2,898,414	12%
Commercial	22,677,373	21,595,901	1,081,472	5%
Corporate and Investment Banking	13,072,723	16,560,063	(3,487,340)	(21)%
Wealth and Investment Management	2,342,973	2,117,465	225,508	11%
Mortgage	18,699,549	13,390,028	5,309,521	40%

Average Deposits
Retail	$55,069,808	$53,202,938	1,866,870	4%
Commercial	12,299,813	10,782,293	1,517,520	14%
Corporate and Investment Banking	3,240,545	2,968,759	271,786	9%
Wealth and Investment Management	2,068,724	1,526,514	542,210	36%
Mortgage	1,358,824	2,210,756	(851,932)	(39)%

Commercial and Investment Banking (CIB) average loans adjusted for the impact of Three Pillars
CIB	13,072,723	16,560,063	(3,487,340)	(21)%
Three Pillars		(1,975,000)
Average Loans adjusted for the impact of Three Pillars	13,072,723	14,585,063	(1,512,340)	(10)%

(Dollars in thousands)	Three Months Ended September 30, 2004
	Retail	Commercial	Corp. and Investment Banking	Mortgage	Wealth & Investment Management
Net Interest Income	$470,915	$171,493	$62,116	$121,022	$14,705
Fully taxable-equivalent adjustment (FTE)	22	8,675	4,125	—	2
Net Interest Income (FTE)	470,937	180,168	66,241	121,022	14,707
Provision for loan losses	29,143	11,531	8,567	648	453
Net interest income after provision for loan losses	441,794	168,637	57,674	120,374	14,254
Noninterest Income	207,196	80,263	158,646	28,614	195,722
Noninterest Expense	287,566	95,815	76,188	85,145	154,760
Net Income	$361,424	$153,085	$140,132	$63,843	$55,216

(Dollars in thousands)	Three Months Ended September 30, 2003
	Retail	Commercial	Corp. and Investment Banking	Mortgage	Wealth & Investment Management
Net Interest Income	$444,262	$158,655	$71,204	$168,002	$13,599
Fully taxable-equivalent adjustment (FTE)	18	6,796	3,474	—	3
Net Interest Income (FTE)	444,280	165,451	74,678	168,002	13,602
Provision for loan losses	41,917	4,653	31,202	723	674
Net interest income after provision for loan losses	402,363	160,798	43,476	167,279	12,928
Noninterest Income	193,693	83,151	134,244	(11,917)	167,050
Noninterest Expense	270,341	84,120	80,006	80,507	135,798
Net Income	$325,715	$159,829	$97,714	$74,855	$44,180